Exhibit 99.1

News Release
Contact: Michael Stivala
President
P.O. Box 206, Whippany, NJ 07981-0206
Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2014 Second Quarter Results Conference Call

Whippany, New Jersey, April 24, 2014 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2014 Second Quarter Results Conference Call for Thursday, May 8, 2014 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2014 Second Quarter Results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 230-1093

Ask for: Suburban Propane Fiscal Year 2014 Second Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Eastern Time, Thursday, May 8, 2014 until 11:59 PM Eastern Time, Friday, May 9, 2014 and can be accessed by dialing (800) 475-6701, Access Code 325141. The replay will also be available via Suburban’s web site until Thursday, May 15, 2014.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of more than 1.2 million residential, commercial, industrial and agricultural customers through more than 750 locations in 41 states.

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